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                                 SCHEDULE 14A

                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                             Silgan Holdings Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             SILGAN HOLDINGS INC.
                               4 Landmark Square
                          Stamford, Connecticut 06901
                                (203) 975-7110
                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on May 23, 2000
                               ----------------

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of Silgan Holdings Inc., a Delaware corporation (the "Company"; where appropriate references to the "Company" shall be to Silgan Holdings Inc. and its subsidiaries), will be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905 at 9:00 a.m. on Tuesday, May 23, 2000, for the following purposes:

  1. To elect two directors of the Company to serve until the Company's annual meeting of stockholders in 2003 and until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

  3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

   The close of business on April 7, 2000 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Frank W. Hogan, III

                                          Frank W. Hogan, III
                                          Secretary

Stamford, Connecticut
April 21, 2000

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the Meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The Meeting will be held to vote on the first two items listed above, tabulate the votes cast in respect of such items and report the results of such vote. No presentations or other business matters are planned for the Meeting.

                             SILGAN HOLDINGS INC.
                               4 Landmark Square
                          Stamford, Connecticut 06901
                                (203) 975-7110
                               ----------------
                                PROXY STATEMENT
                               ----------------

                        Annual Meeting of Stockholders
                          to be held on May 23, 2000

To Stockholders of Silgan Holdings Inc.:

   This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc. (the "Company"; where appropriate, references to the "Company" shall be to Silgan Holdings Inc. and its subsidiaries) for use at the annual meeting of stockholders (the "Meeting") to be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905 on Tuesday, May 23, 2000, at 9:00 a.m., and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 21, 2000.

   Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on April 7, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 17,591,694 shares of Common Stock issued and outstanding, each of which is entitled to one vote. The Company has no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

   All shares of Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies do not contain voting instructions, the shares of Common Stock represented by such proxies will be voted FOR the election of the nominees for director listed below to serve until the Company's annual meeting of stockholders in 2003 and until their successors are duly elected and qualified and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of Common Stock abstaining, and shares of Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters ("Broker Shares"), will be included in determining whether a quorum exists at the Meeting. Approval of each matter specified in the Notice of Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Meeting, assuming that a quorum exists at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to a particular proposal will not be counted in determining the total number of votes cast or in determining whether such proposal specified in the Notice of Meeting has received the requisite number of affirmative votes.

   Any stockholder who executes and delivers a proxy may revoke it at any time prior to its exercise at the Meeting by (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

   In addition to solicitations by mail, some directors, officers and employees of the Company may solicit proxies for the Meeting personally or by telephone without extra remuneration therefor. The Company will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The costs of soliciting proxies will be borne by the Company.

   THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

                             ELECTION OF DIRECTORS

Nominees

   The Company's Board of Directors is composed of six members, divided evenly into three classes (designated Class I, Class II and Class III). At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years. The remaining directors of the Company continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company two of the Company's six directors will be elected, and each director of the Company will be required to stand for election once every three years. At the Meeting, the term of office for the Company's Class III Directors expires.

   The two Class III Directors currently are Thomas M. Begel and Jeffrey C. Crowe. The Board of Directors has nominated each of Messrs. Begel and Crowe for re-election at the Meeting as Class III Directors of the Company, each to serve until the Company's annual meeting of stockholders in 2003 and until his successor has been duly elected and qualified. Messrs. Begel and Crowe were nominated for re-election at the Meeting as Class III Directors of the Company pursuant to certain provisions of the Stockholders Agreement dated as of February 14, 1997 (the "Principals Stockholders Agreement") among R. Philip Silver, D. Greg Horrigan and The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"). See "Certain Relationships and Related Transactions-- Stockholders Agreements."

   Each nominee for Class III Director of the Company has consented to be named in this Proxy Statement and to serve on the Company's Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on the Company's Board of Directors for any reason, the shares of Common Stock represented by all properly executed Proxies will be voted for such alternate individual as shall be designated by the Board of Directors of the Company.

   Certain information regarding each nominee for Class III Director of the Company and each Director of the Company whose term of office continues after the Meeting is set forth below, including such individual's age (as of December 31, 1999), principal occupation, business experience during at least the last five years, and other directorships currently held and the year in which such individual was first elected a director of the Company.

 Nominees for election as Directors (Class III)--term expiring 2003

   Thomas M. Begel, age 57, has been a Director of the Company since May 1997. Mr. Begel has been Chairman and Chief Executive Officer of TMB Industries since 1989 and has been Chairman, President and Chief Executive Officer of Transportation Technologies Industries Inc. (formerly known as Johnstown America Industries, Inc.) since 1991. Mr. Begel was Chairman, President and Chief Executive Officer of The Pullman Company until its acquisition in 1988. From 1981 to 1983, Mr. Begel was Senior Vice President of the Engineered Products Group of the Signal Companies, Inc. and Senior Vice President of Wheelabrator-Frye, Inc.

   Jeffrey C. Crowe, age 53, has been a Director of the Company since May 1997. Mr. Crowe has been Chairman of the Board, President and Chief Executive Officer of Landstar System, Inc. ("Landstar") since April 1991, and President and Chief Executive Officer of Landstar System Holdings, Inc. ("LSHI") since June 1989 and Chairman of LSHI since March 1991. Mr. Crowe has also been President of Signature Insurance Company, a subsidiary of LSHI, since February 1997. Mr. Crowe has served as Chairman of the National Defense Transportation Association since October 1993. From November 1989 to November 1998, Mr. Crowe served in a number of capacities at the American Trucking Association, Inc. ("ATA"), including Director, Secretary and as a member of the ATA Executive Committee. Mr. Crowe has served as a Director of the National Chamber Foundation since November 1997, a Director of the U.S. Chamber of Commerce since February 1998 and a Director of Sun Trust Bank North-Florida, N.A. since January 1999.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH NOMINEES FOR DIRECTOR (CLASS III) OF THE COMPANY.

 Incumbent Directors (Class I)--term expiring 2001

   R. Philip Silver, age 57, has been Chairman of the Board and Co-Chief Executive Officer of the Company since March 1994. Mr. Silver is one of the founders of the Company and was formerly President of the Company. Mr. Silver has been a Director of the Company since its inception. Mr. Silver has been a Director of Silgan Containers Corporation, one of two wholly owned subsidiaries of the Company through which the Company conducts principally all of its business ("Containers"), since its inception in August 1987 and Vice President of Containers since May 1995. Mr. Silver has been a Director of Silgan Plastics Corporation, the other wholly owned subsidiary of the Company through which the Company conducts principally all of its business ("Plastics"), since its inception in August 1987 and Chairman of the Board of Plastics since March 1994. Prior to founding the Company in 1987, Mr. Silver was a consultant to the packaging industry. Mr. Silver was President of Continental Can Company from June 1983 to August 1986.

   Leigh J. Abramson, age 31, has been a Director of the Company since September 1996. He has been a Principal of Morgan Stanley Dean Witter ("Morgan Stanley") since 2000. From 1998 to 1999, Mr. Abramson was a Vice President of Morgan Stanley, and, from 1994 to 1998, Mr. Abramson was an Associate of Morgan Stanley. Since 1995, Mr. Abramson has been a Vice President of Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF II, Inc."), the general partner of MSLEF II, and of the managing general partner of the general partner of Morgan Stanley Capital Partners III, L.P. Mr. Abramson has been with Morgan Stanley since 1990, first in the Corporate Finance Division and, since 1992, in the Merchant Banking Division. Mr. Abramson is also a director of WebLink Wireless, Inc.

 Incumbent Directors (Class II)--term expiring 2002

   D. Greg Horrigan, age 56, has been President and Co-Chief Executive Officer of the Company since March 1994. Mr. Horrigan is one of the founders of the Company and was formerly Chairman of the Board of the Company. Mr. Horrigan has been a Director of the Company since its inception. Mr. Horrigan has been Chairman of the Board of Containers and a Director of Plastics since their inception in August 1987. Mr. Horrigan was Executive Vice President and Operating Officer of Continental Can Company from 1984 to 1987.

   Michael M. Janson, age 52, has been a Director of the Company since February 1999. Mr. Janson has been with Morgan Stanley since 1987 and has been a Managing Director of Morgan Stanley since 1993. He has worked for Morgan Stanley Dean Witter Capital Partners, Morgan Stanley's private equity business, since 1997. Mr. Janson is also a director of Choice One
Communications Inc. as well as a number of privately held companies.

   Messrs. Silver and Abramson were elected as Directors of the Company at the Company's annual meeting of stockholders in 1998. Messrs. Horrigan and Janson were elected as Directors of the Company at the Company's annual meeting of stockholders in 1999. Messrs. Begel and Crowe were nominated for election as Directors of the Company in 1997 pursuant to certain provisions of the Principals Stockholders Agreement and were elected to the Board of Directors of the Company in 1997 in accordance with certain provisions of the Company's Restated Certificate of Incorporation. See "Certain Relationships and Related Transactions--Stockholders Agreements."

   The Board of Directors of the Company met four times and acted by written consent nine times during 1999. Each incumbent Director attended 75 percent or more of the aggregate of: (1) the total number of meetings of the Board of Directors held in 1999 while he was a Director and (2) the total number of meetings held by all committees of the Board of Directors on which he served in 1999.

   The Board of Directors of the Company has three standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

   1. Audit Committee. The Audit Committee has the responsibility of reviewing and supervising the financial controls of the Company. The Audit Committee's responsibilities include (i) making recommendations to the Board of Directors with respect to its financial statements and the appointment of independent auditors, (ii) reviewing significant audit and accounting policies and practices of the Company, (iii) meeting with the Company's independent public auditors concerning, among other things, the scope of audits and reports and
(iv) reviewing the performance of overall accounting and financial controls of the Company. The Audit Committee currently consists of Messrs. Silver, Abramson and Janson. The Audit Committee held three meetings during 1999.

   2. Compensation Committee. The Compensation Committee has the responsibility of (i) reviewing matters relating to the compensation of all executive officers of the Company (other than those who are compensated by S&H Inc. (see "Certain Relationships and Related Transactions" and "Executive Compensation")), and any executive officers of the subsidiaries of the Company who are within the five most highly compensated executive officers of the Company and its subsidiaries, and (ii) making recommendations to the Board of Directors with respect to the compensation of such executive officers. The Compensation Committee currently consists of Messrs. Horrigan, Abramson and Crowe. See "Compensation Committee Interlocks and Insider Participation." The Compensation Committee held one meeting and acted by written consent once during 1999.

   3. Stock Option Committee. The Stock Option Committee administers the Silgan Holdings Inc. 1989 Fourth Amended and Restated Stock Option Plan (the "Stock Option Plan") and determines the officers and key employees of the Company to whom stock options should be granted in accordance with the Stock Option Plan. The Stock Option Committee currently consists of Messrs. Silver, Horrigan and Abramson. The Stock Option Committee did not formally meet during 1999 but acted by written consent five times during such period.

   The Board of Directors of the Company does not have a nominating committee.

Compensation of Directors

   Directors who do not receive compensation as officers or employees of the Company or any of its affiliates are paid an annual retainer fee of $20,000 for their service on the Board of Directors of the Company, and a fee of $2,000 for each meeting of the Board of Directors or any committee thereof that they attend, plus reasonable out-of-pocket expenses. Directors who receive compensation as officers or employees of the Company or any of its affiliates do not receive annual or meeting fees.

                              EXECUTIVE OFFICERS

   The Board of Directors of the Company appoints the Company's executive officers, and the executive officers of the Company's subsidiaries are appointed by the respective Boards of Directors of such subsidiaries. Certain information concerning the executive officers of the Company and its subsidiaries is set forth below, including each individual's age (as of December 31, 1999), except that information concerning Messrs. Silver and Horrigan is set forth above under "Election of Directors." There are no family relationships among any of the directors or executive officers of the Company.

Executive Officers of the Company

   Harley Rankin, Jr., age 60, has been Executive Vice President and Chief Financial Officer of the Company since January 1989 and Treasurer of the Company since January 1992. Mr. Rankin has been Vice President of Containers and Plastics since January 1991 and May 1991, respectively, and was Treasurer of Plastics from January 1994 to December 1994. Prior to joining the Company, Mr. Rankin was Senior Vice President and Chief Financial Officer of Armtek Corporation. Mr. Rankin was Vice President and Chief Financial Officer of Continental Can Company from November 1984 to August 1986.

   Frank W. Hogan, III, age 39, has been Vice President, General Counsel and Secretary of the Company since June 1997. Mr. Hogan has also been Vice President, General Counsel and Secretary of Containers and Plastics since June 1997. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts. From April 1988 to September 1995, Mr. Hogan was an associate at such firm.

   Glenn A. Paulson, age 56, has been Vice President-Corporate Development of the Company since January 1996. Mr. Paulson has also been Vice President of Containers since January 1999. From August 1995 to December 1995, Mr. Paulson was employed by Containers to manage the transition of the Food Metal & Specialty business of American National Can Company ("ANC"). From January 1989 to July 1995, Mr. Paulson was employed by ANC, last serving as Senior Vice President and General Manager, Food Metal and Specialty, North America. Prior to his employment with ANC, Mr. Paulson was President of the beverage packaging operations of Continental Can Company.

   Stephen J. Sweeney, age 43, has been Vice President and Controller of the Company since April 1999. Mr. Sweeney has also been Vice President of Containers and Plastics since April 1999. From August 1990 to April 1999, Mr. Sweeney was Controller and Chief Accounting Officer of Parsons & Whittemore, Inc., a pulp and paper company. Prior to August 1990, Mr. Sweeney was employed by Ernst & Young LLP, last serving as Audit Senior Manager.

Executive Officers of Containers

   James D. Beam, age 56, has been President of Containers since July 1990. From September 1987 to July 1990, Mr. Beam was Vice President--Marketing & Sales of Containers. Mr. Beam was Vice President and General Manager of Continental Can Company, Western Food Can Division, from March 1986 to September 1987.

   Gary M. Hughes, age 57, has been Executive Vice President of Containers since January 1998. Previously, Mr. Hughes was Vice President--Sales & Marketing of Containers since July 1990. From February 1988 to July 1990, Mr. Hughes was Vice President, Sales and Marketing of the Beverage Division of Continental Can Company. Prior to February 1988, Mr. Hughes was employed by Continental Can Company in various sales positions.

   Gerald T. Wojdon, age 63, has been Executive Vice President of Containers since January 1998. Previously, Mr. Wojdon was Vice President--Operations of Containers since September 1987. From August 1982 to August 1987, Mr. Wojdon was General Manager of Manufacturing of the Can Division of the Carnation Company.

   Joseph A. Heaney, age 46, has been Vice President--Finance of Containers since October 1995. From September 1990 to October 1995, Mr. Heaney was Controller, Food Metal and Specialty Division of ANC. From August 1977 to August 1990, Mr. Heaney was employed by ANC and American Can Company in various divisional, regional and plant finance/accounting positions.

   H. Schuyler Todd, age 59, has been Vice President, Human Resources of Containers since April 1999. From September 1987 to April 1999, Mr. Todd was Director of Human Resources for Containers. Prior to that, Mr. Todd was employed for approximately eleven years by the Can Division of the Carnation Company as Industrial Relations Manager.

   John Wilbert, age 40, has been Vice President--Operations of Containers since January 1998. From October 1992 to January 1998, Mr. Wilbert was Area Manager of Operations of Containers. Prior to October 1992, Mr. Wilbert was employed by Containers in various positions.

Executive Officers of Plastics

   Russell F. Gervais, age 56, has been President of Plastics since December 1992. From September 1989 to December 1992, Mr. Gervais was Vice President-- Sales & Marketing of Plastics. From March 1984 to September 1989, Mr. Gervais was President and Chief Executive Officer of Aim Packaging, Inc.

   Alan H. Koblin, age 47, has been Senior Vice President--Operations of Plastics since January 2000. Previously, Mr. Koblin was Vice President--Sales & Marketing of Plastics since December 1994. From 1992 to 1994, Mr. Koblin was Director of Sales & Marketing of Plastics. From 1990 to 1992, Mr. Koblin was Vice President of Churchill Industries.

   Charles Minarik, age 62, has been Senior Vice President--Sales, Marketing and Commercial Development of Plastics since January 2000. Previously, he was Vice President--Operations and Commercial Development of Plastics since May 1993. From February 1991 to August 1992, Mr. Minarik was President of Wheaton Industries Plastics Group. Mr. Minarik was Vice President--Marketing of Constar International, Inc. from March 1983 to February 1991.

   Donald E. Bliss, age 48, has been Vice President--Sales of Plastics since January 2000. From November 1993 through December 1999, Mr. Bliss was National Sales Director at Plastics. Prior to that, Mr. Bliss was employed by Graham Packaging Company, last serving as Regional Sales Director.

   Howard H. Cole, age 54, has been Vice President of Plastics since September 1987. From April 1986 to September 1987, Mr. Cole was Manager of Personnel of the Monsanto Engineered Products Division of Monsanto Company.

   Colleen J. Jones, age 39, has been Vice President--Finance of Plastics since December 1994. From November 1993 to December 1994, Ms. Jones was Corporate Controller of Plastics and from July 1989 to November 1993, she was Manager--Finance of Plastics. From July 1982 to July 1989, Ms. Jones was an Audit Manager for Ernst & Young LLP.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreements

   Each of the Company, Containers and Plastics has entered into a management services agreement dated as of February 14, 1997 (collectively, as amended, the "Management Agreements") with S&H Inc., a corporation wholly owned by Messrs. Silver and Horrigan ("S&H"). Pursuant to the Management Agreements, S&H provides the Company, Containers and Plastics and their respective subsidiaries with general management and administrative services (the "Services"). The term of the Management Agreements currently continues until June 30, 2001. Thereafter, the term of the Management Agreements is automatically renewed for successive one-year periods unless either party gives written notice at least 180 days prior to the end of the then current term of its election not to renew such term. Pursuant to the Management Agreements, beginning in 2000 the Compensation Committee of the Board of Directors of the Company (other than any member who is receiving or is entitled to receive, or is affiliated with an entity that is receiving or entitled to receive, any payment from the Company or S&H under or in connection with the Management Agreements) will determine on behalf of the Company and its subsidiaries whether to give such written notice not to renew such term. Prior to 2000, the independent directors of the Company made such determination on behalf of the Company and its subsidiaries, and in November 1999 Messrs. Begel and Crowe, the independent directors of the Company for purposes of the Management Agreements, determined by written resolution to continue the term of the Management Agreements after June 30, 2000 for a one-year renewal term until June 30, 2001.

   Prior to 2000, the Management Agreements provided for payments to S&H (i) on a monthly basis, of $5,000 plus an amount equal to 2.475% of consolidated earnings before depreciation, interest and taxes of the Company ("Company EBDIT") for such calendar month until Company EBDIT for the calendar year shall have reached an amount set forth in the Management Agreements for such calendar year (the "Scheduled Amount") and 1.65% of Company EBDIT for such calendar month to the extent that Company EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than an amount (the "Maximum Amount") set forth in the Management Agreements and (ii) on a quarterly basis, of an amount equal to 2.475% of Company EBDIT for such calendar quarter until Company EBDIT for the calendar year shall have reached the Scheduled Amount and 1.65% of Company EBDIT for such calendar quarter to the extent that Company EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than the Maximum Amount. Pursuant to a recent amendment to the Management Agreements which, among other things, eliminated the provision that provided for the retention of Morgan Stanley to provide financial advisory services to S&H for the Company and its subsidiaries in connection with the Management Agreements, beginning in 2000 the Management Agreements provide for payments to S&H of 90.909% of the amounts under (i) and (ii) above. The Scheduled Amount was $101.5 million for the calendar year 1999 and is $108.653 million for the calendar year 2000, and the Maximum Amount was $105.488 million for the calendar year 1999 and is $108.653 million for the calendar year 2000. For the calendar year 2001, the Scheduled Amount and the Maximum Amount is $111.913 million, and for each calendar year thereafter the Scheduled Amount and Maximum Amount increases by 3% from the previous year.

   Additionally, the Management Agreements provide that the Company, Containers, Plastics and their respective subsidiaries reimburse S&H on a monthly basis for all out-of-pocket expenses paid by S&H in providing the Services, including fees and expenses to consultants, subcontractors and other third parties in connection with such Services. All fees and expenses paid to S&H under each of the Management Agreements are credited against amounts owed to S&H under the other Management Agreements. Under the terms of the Management Agreements, the Company, Containers and Plastics have agreed, subject to certain exceptions, to indemnify S&H and its affiliates, officers, directors, employees, subcontractors, consultants or controlling persons against any losses, damages, costs and expenses they may sustain arising in connection with the Management Agreements.

   The Management Agreements also provide that S&H may select a consultant, subcontractor or agent to provide the Services. Prior to 2000, S&H had retained Morgan Stanley to render financial advisory services to

S&H in connection with the Management Agreements. In connection with such retention, S&H paid Morgan Stanley a fee equal to 9.091% of the fees paid to S&H under the Management Agreements. For 2000, in connection with a recent amendment to the Management Agreements S&H has not retained Morgan Stanley to render such financial advisory services to it. See "--Other."

   The Management Agreements may be terminated (i) at the option of each of the respective companies upon the failure or refusal of S&H to perform its obligations under the Management Agreements, if such failure or refusal continues unremedied for more than 60 days after written notice of its existence shall have been given; (ii) at the option of S&H upon the failure or refusal of any of the respective companies to perform its obligations under the Management Agreements, if such failure or refusal continues unremedied for more than 60 days after written notice of its existence shall have been given;
(iii) at the option of S&H or the respective companies (a) if S&H or one of the companies is declared insolvent or bankrupt or a voluntary bankruptcy petition is filed by any of them, (b) upon the occurrence of any of the following events with respect to S&H or one of the companies if not cured, dismissed or stayed within 45 days: the filing of an involuntary petition in bankruptcy, the appointment of a trustee or receiver or the institution of a proceeding seeking a reorganization, arrangement, liquidation or dissolution,
(c) if S&H or one of the companies voluntarily seeks a reorganization or arrangement or makes an assignment for the benefit of creditors or (d) upon the death or permanent disability of both of Messrs. Silver and Horrigan; (iv) upon at least 180 days prior written notice at the option of each of the respective companies for any reason; (v) upon at least 180 days prior written notice at the option of S&H for any reason other than Cause or a Change of Control (each as defined in the Management Agreements); (vi) at the option of S&H after a Change of Control; (vii) at the option of the respective companies in the event of criminal conduct or gross negligence by S&H in the performance of the Services; or (viii) at the option of S&H or the respective companies upon the termination of any of the Management Agreements for Cause. The Management Agreements prohibit S&H from competing with the Company during the term thereof and, only if S&H terminates the Management Agreements pursuant to clause (v) above, for a period of one year after such termination. The Management Agreements provide that, in the event that they are terminated pursuant to clause (iv) above, each of the respective companies will be required to pay to S&H the present value of the amount of the payments that would have been payable to S&H thereunder through the end of the then current term thereof.

   The Company believes that it is difficult to determine whether the Management Agreements are on terms no less favorable than those available from unaffiliated parties because of the personal nature of the services provided thereunder and the expertise and skills of the individuals providing such services. The Company believes that arrangements under the Management Agreements are fair to both parties.

   For the year ended December 31, 1999, S&H earned aggregate fees under the Management Agreements, including reimbursable expenses and fees payable to Morgan Stanley, of $5.5 million from the Company and its subsidiaries, and Morgan Stanley earned fees of $0.5 million.

Stockholders Agreements

   Messrs. Silver and Horrigan, MSLEF II, Bankers Trust New York Corporation ("BTNY") and the Company are parties to the Stockholders Agreement dated as of December 21, 1993 (the "Stockholders Agreement"), which provides for certain rights and obligations among them and the Company. In addition, Messrs. Silver and Horrigan and MSLEF II are parties to the Principals Stockholders Agreement, which provides for certain rights and obligations among such stockholders. The following is a summary of the material provisions of the Stockholders Agreement and the Principals Stockholders Agreement.

   The Stockholders Agreement provides that for a period of eight years after the Company's initial public offering of its Common Stock in February 1997 (the "IPO"), MSLEF II has the right to demand two separate registrations of its shares of Common Stock; provided, however, that such demand right terminates at such time as MSLEF II, together with its affiliates, owns less than five percent of the issued and outstanding shares of Common Stock. If, at any time or from time to time for a period of eight years after the IPO, the Company determines to register additional shares of Common Stock (other than in connection with certain non-underwritten offerings), the Company must offer each of MSLEF II, BTNY and Messrs. Silver and Horrigan the opportunity to register shares of Common Stock it holds in a "piggyback registration."

   Concurrent with the IPO, MSLEF II and Messrs. Silver and Horrigan entered into the Principals Stockholders Agreement. The Principals Stockholders Agreement provides that (i) for so long as MSLEF II and its affiliates (excluding the non-affiliated limited partners of MSLEF II who acquire shares of Common Stock from MSLEF II in a distribution of all or substantially all of the shares of Common Stock then owned by MSLEF II to the partners of MSLEF II (a "MSLEF Distribution") hold at least one-half of the number of shares of Common Stock held by MSLEF II immediately prior to the IPO, each of Messrs. Silver and Horrigan will use his best efforts (including to vote any shares of Common Stock owned or controlled by him) to cause the nomination and election of two members of the Board of Directors of the Company to be chosen by MSLEF II; provided, however, that each such nominee shall be either (a) an employee of Morgan Stanley whose primary responsibility is managing investments for MSLEF II (or a successor or related partnership) or (b) a person reasonably acceptable to the Group (the "Group" is defined generally to mean, collectively, Messrs. Silver and Horrigan and their respective affiliates and certain related family transferees and estates; with Mr. Silver and his affiliates and certain related family transferees and estates being deemed to be collectively one member of the Group, and Mr. Horrigan and his affiliates and certain related family transferees and estates being deemed to be collectively another member of the Group) not engaged in (as a director, officer, employee, agent or consultant or as a holder of more than five percent of the equity securities) a business competitive with that of the Company, and (ii) from and after the time that MSLEF II and its affiliates (excluding the non-affiliated limited partners of MSLEF II who acquire shares of Common Stock from MSLEF II in a MSLEF Distribution) hold less than one-half of the number of shares of Common Stock held by MSLEF II immediately prior to the IPO and until such time that MSLEF II and its affiliates (excluding the non-affiliated limited partners of MSLEF II who acquire shares of Common Stock from MSLEF II in a MSLEF Distribution) hold less than five percent (5%) of the outstanding Common Stock, each of Messrs. Silver and Horrigan will use his best efforts (including to vote any shares of Common Stock owned or controlled by him) to cause the nomination and election of one member of the Board of Directors of the Company to be chosen by MSLEF II; provided, however, that such nominee shall be (i) either an employee of Morgan Stanley whose primary responsibility is managing investments for MSLEF II (or a successor or related partnership) or (ii) a person reasonably acceptable to the Group not engaged in (as a director, officer, employee, agent or consultant or as a holder of more than five percent of the equity securities) a business competitive with that of the Company.

   In addition, the Principals Stockholders Agreement provides that (i) for so long as the Group holds at least one-half of the number of shares of Common Stock held by it in the aggregate at the time of the IPO, MSLEF II will use its best efforts (including to vote any shares of Common Stock owned or controlled by it) to cause the nomination and election of two individuals nominated by the holders of a majority of the shares of Common Stock held by the Group as members of the Board of Directors of the Company; provided, however, that at least one of such nominees shall be Mr. Silver or Mr. Horrigan and the other person, if not Mr. Silver or Mr. Horrigan, shall be a person reasonably acceptable to MSLEF II, so long as MSLEF II and its affiliates (excluding the non-affiliated limited partners of MSLEF II who may acquire shares of Common Stock from MSLEF II in a MSLEF Distribution) hold at least one-half of the number of shares of Common Stock held by MSLEF II immediately prior to the IPO, (ii) from and after the time that the Group holds less than one-half of the number of shares of Common Stock held by it in the aggregate at the time of the IPO and until such time that the Group holds less than five percent (5%) of the outstanding Common Stock, MSLEF II will use its best efforts (including to vote any shares of Common Stock owned or controlled by it) to cause the nomination and election of one individual nominated by the holders of a majority of the shares of Common Stock held by the Group as a member of the Board of Directors of the Company; provided, however, that such nominee shall be Mr. Silver or Mr. Horrigan or, if not Mr. Silver or Mr. Horrigan, a person reasonably acceptable to MSLEF II, so long as MSLEF II and its affiliates (excluding the non-affiliated limited partners of MSLEF II who acquire shares of Common Stock from MSLEF II in a MSLEF Distribution) hold at least one-half of the number of shares of Common Stock held by MSLEF II immediately prior to the IPO, and (iii) so long as the Group holds at least one-half of the number of shares of Common Stock held by it in the aggregate at the time of the IPO, the Group will have the right to nominate for election all directors of the Company other than the directors referred to above in this paragraph and in the preceding paragraph, and upon such nomination by the Group such nominees will stand for election to the Company's Board of Directors in accordance with the Company's Restated Certificate of Incorporation, and MSLEF II will vote all shares of Common Stock owned or controlled by it and its affiliates against any director standing for election for the Company's Board of Directors that has not been nominated by the Group, other than the directors referred to above in this paragraph and in the preceding paragraph.

   The Principals Stockholders Agreement also provides that MSLEF II will vote all shares of Common Stock held by it against any unsolicited merger or sale of the Company's business or assets, if such transaction is opposed by the holders of a majority of the shares of Common Stock held by the Group, unless as of the applicable record date for such vote the Group holds less than ninety percent of the number of shares of Common Stock held by it in the aggregate at the time of the IPO.

   The foregoing provisions of the Principals Stockholders Agreement could have the effect of delaying, deferring or preventing a change of control of the Company and preventing the stockholders from receiving a premium for their shares of Common Stock in any proposed acquisition of the Company.

Other

   For 2000, the Company has retained Morgan Stanley to provide it with financial advisory services previously provided through S&H under the Management Agreements. For such services, the Company has agreed to pay Morgan Stanley approximately $0.5 million.

   Morgan Stanley Senior Funding, Inc. ("MSSF"), an affiliate of Morgan Stanley, is a lender under the Company's U.S. bank credit agreement. In connection therewith, MSSF receives a portion of the commitment fees paid by the Company thereunder based on the amount of its lending commitment thereunder. MSSF will continue to receive certain fees under such credit agreement in the future.

   In 1999, Landstar provided transportation services to the Company's subsidiaries. The Company expects that Landstar will continue to provide transportation services to the Company's subsidiaries in 2000. The Company believes that these transportation services were provided on terms no less favorable to the Company than provided generally to Landstar's customers. The Company paid Landstar approximately $1.3 million in 1999 for such transportation services. Mr. Jeffrey C. Crowe, a director of the Company, is the Chairman of the Board, President and Chief Executive Officer of Landstar.

   In the event that the Company enters into any future transactions with any of its affiliates, the Company expects to enter into any such transactions on terms no less favorable to the Company than those available from unaffiliated parties.

                            EXECUTIVE COMPENSATION

   The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998 and 1997 of those persons who at December 31, 1999 were (i) the Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                    Long-Term
                               Annual Compensation Compensation
                               ------------------- ------------
                                                      Awards
                                                   ------------
                                                    Securities
                                                    Underlying
Name and Principal                                    Stock       All Other
Position                  Year Salary(a)  Bonus(b)   Options     Compensation(c)
------------------        ---- ---------- -------- ------------  ---------------
R. Philip Silver........  1999 $2,080,000    --         --           --
 (Chairman of the Board   1998  2,010,000    --         --           --
 and Co-Chief             1997  1,925,000    --         --           --
 Executive Officer of
 the Company and
 Chairman of the Board
 of Plastics)
D. Greg Horrigan........  1999 $2,080,000    --         --           --
 (President and Co-Chief  1998  2,010,000    --         --           --
 Executive Officer        1997  1,925,000    --         --           --
 of the Company and
 Chairman of the
 Board of Containers)
Harley Rankin, Jr.......  1999 $  474,168    --         --           --
 (Executive Vice          1998    457,596    --         --           --
 President, Chief         1997    441,216    --         --           --
 Financial
 Officer and Treasurer
 of the Company)
James D. Beam...........  1999 $  410,040 $108,558      --        $101,811
 (President of            1998    398,100  135,493      --          89,558
 Containers)              1997    385,800   21,759      --          65,372

Glenn A. Paulson........  1999 $  219,109 $198,114      --        $ 38,816
 (Vice President,         1998    211,766   48,050      --           4,800
 Corporate Development    1997    206,826    7,777      --           4,750
 of the Company; Vice
 President of
 Containers)

--------
(a) The compensation of Messrs. Horrigan, Silver and Rankin reflects amounts as earned and was paid by S&H. Such persons received no direct compensation from the Company or its subsidiaries. See "Certain Relationships and Related Transactions--Management Agreements."

(b) Bonuses of Messrs. Beam and Paulson were earned by them in the year reported in the table and paid in the following year pursuant to applicable performance incentive plans of the Company and its subsidiaries. Under such plans, executive officers and other key employees may be awarded cash bonuses provided that certain assigned financial targets are achieved.

(c) In the case of Messrs. Beam and Paulson, includes (i) amounts contributed under the Silgan Containers Corporation Supplemental Executive Retirement Plan (the "Supplemental Plan") and used to pay premiums for split-dollar life insurance for each of them maintained in conjunction with the Supplemental Plan and (ii) amounts contributed by Containers under the Silgan Containers Corporation Deferred Incentive Savings Plan (the "Containers Savings Plan"). For 1999, Containers contributed the following amounts: $86,547 under the Supplemental Plan and $15,264 under the Containers Savings Plan for the benefit of Mr. Beam; and $23,552 under the Supplemental Plan and $15,264 under the Containers Savings Plan for the benefit of Mr. Paulson.

   The following table sets forth information concerning the exercise of stock options by, and the value at December 31, 1999 of unexercised stock options of, each of the Named Executive Officers:

   Aggregate Option Exercises In 1999 And Option Values At December 31, 1999

                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                                                       Options at          in-the-Money Options at
                           Shares                   December 31, 1999       December 31, 1999(a)
                         Acquired on   Value    ------------------------- -------------------------
Name                      Exercise    Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
R. Philip Silver........     --          --         --           --           --           --
D. Greg Horrigan........     --          --         --           --           --           --
Harley Rankin, Jr.......   40,000    $  571,262    62,786        --       $  617,284       --
James D. Beam...........   56,000     1,001,840   236,304        --        2,687,018       --
Glenn A. Paulson........     --          --        20,000      30,000         -0-          -0-

--------
(a) The value of an unexercised option is based upon the difference between $13.375, the closing sales price for a share of the Common Stock on December 31, 1999 as quoted by the Nasdaq National Market System, and the exercise price per share of Common Stock for such option.

Pension Plans

   The Company has established pension plans (the "Pension Plans") covering substantially all of the salaried employees of Containers and Plastics, respectively, including executive officers of such companies (the "Containers Pension Plan" and the "Plastics Pension Plan," respectively). The Pension Plans are defined benefit plans intended to be qualified pension plans under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), under which pension costs are determined annually on an actuarial basis with contributions made accordingly.

   The following table illustrates the estimated annual normal retirement benefits that are payable under the Containers Pension Plan (also taking into account benefits payable under the Supplemental Plan as described below). Such benefit levels assume retirement at age 65, the years of service shown, continued existence of the Containers Pension Plan without substantial change and payment in the form of a single life annuity.

                         Containers Pension Plan Table

                                     Years of Service
   Final Average   ----------------------------------------------------
    Earnings         10       15       20       25       30       35
   -------------   ------- -------- -------- -------- -------- --------
     $100,000      $13,260 $ 21,270 $ 29,270 $ 37,280 $ 45,290 $ 53,290
      150,000       20,640   33,020   45,400   57,780   70,160   82,540
      200,000       28,010   44,770   61,520   78,280   95,040  111,790
      250,000       35,390   56,520   77,650   98,780  119,910  141,040
      300,000       42,760   68,270   93,770  119,280  144,790  170,290
      350,000       50,140   80,020  109,900  139,780  169,660  199,540
      400,000       57,510   91,770  126,020  160,280  194,540  228,790
      450,000       64,890  103,520  142,150  180,780  219,410  258,040

   Benefits under the Containers Pension Plan are based on the participant's average base pay (the "Salary" column in the Summary Compensation Table) over the final three years of employment. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $150,000 (to be indexed for inflation) on compensation taken into account for 1994 and later years (the limit for 1993 was $235,840). Benefits under the Containers Pension Plan are not subject to any deduction for Social Security or other offset amounts.

   As of December 31, 1999, Messrs. Beam and Paulson, the only Named Executive Officers who are eligible participants under the Containers Pension Plan, had twelve and four years of credited service, respectively, under the Containers Pension Plan. Messrs. Beam and Paulson also participate in the Supplemental Plan, which is designed to make up for benefits not payable under the Containers Pension Plan due to Code limitations. Their benefits under the Supplemental Plan are funded through a split-dollar life insurance policy. Income attributable to this life insurance policy is included in the "All Other Compensation" column of the Summary Compensation Table.

   The following table illustrates the estimated annual normal retirement benefits that are payable under the Plastics Pension Plan (also taking into account benefits payable under Plastics' supplemental retirement plan as described below). Such benefit levels assume retirement age at 65, the years of service shown, continued existence of the Plastics Pension Plan without substantial change and payment in the form of a single life annuity.

                          Plastics Pension Plan Table

                                       Years of Service
   Final Average    -------------------------------------------------------------
    Earnings          10        15        20         25         30         35
   -------------    -------   -------   -------   --------   --------   --------
     $100,000       $11,000   $16,500   $22,000   $ 27,500   $ 33,000   $ 38,500
      150,000        16,500    24,750    33,000     41,250     49,500     57,750
      200,000        22,000    33,000    44,000     55,000     66,000     77,000
      250,000        27,500    41,250    55,000     68,750     82,500     96,250
      300,000        33,000    49,500    66,000     82,500     99,000    115,500
      350,000        38,500    57,750    77,000     96,250    115,500    134,750
      400,000        44,000    66,000    88,000    110,000    132,000    154,000
      450,000        49,500    74,250    99,000    123,750    148,500    173,250

   Benefits under the Plastics Pension Plan are based on the participant's average total cash compensation (the "Salary" and "Bonus" columns in the Summary Compensation Table) over the final 36 months of employment or over the highest three of the final five calendar years of employment, whichever produces the greater average compensation. In computing this average, compensation for any year cannot exceed 125% of base pay. Compensation used in determining benefits is also limited by Section 401(a)(17) of the Code, which imposes the limits indicated above.

   Benefits under the Plastics Pension Plan are determined based on two methods. Under the first method, the Plastics Pension Plan provides for benefits based on a formula without any offset for social security. Most of Plastics' officers are eligible participants under the Plastics Pension Plan based on this first method and the above table is based on this first method. Under the second method, benefits under the Plastics Pension Plan are based on one of three formulas, one of which provides for an offset for social security. Additionally, officers of Plastics are eligible to participate in Plastics' supplemental retirement plan, which is designed to make up for benefits not payable under the Plastics Pension Plan due to Code limitations.

Employment Agreements

   James D. Beam, President of Containers, has entered into an employment agreement with Containers. The initial term of such employment agreement was three years from its effective date, and the term has been, and will continue to be, automatically extended for successive one year periods unless terminated pursuant to the terms of such agreement. Mr. Beam's employment agreement provides for, among other things, a minimum severance benefit equal to his then current base salary and benefits for a period of up to one year following termination if (i) Mr. Beam is terminated by Containers for any reason other than death, disability or for cause as specified in such agreement, or (ii) Mr. Beam voluntarily terminates his employment due to a demotion, all as specified in the agreement.

   Glenn A. Paulson, Vice President--Corporate Development of the Company and Vice President of Containers, is also a party to an employment agreement with Containers. The initial term of such employment agreement was one year from its effective date, and the term has been, and will continue to be, automatically extended for successive one year periods unless terminated pursuant to the terms of such agreement. Mr. Paulson's employment agreement provides for, among other things, the payment of his base salary and normal bonus for a period of one year following termination if Mr. Paulson is terminated without cause, as defined in such employment agreement.

                       REPORT ON EXECUTIVE COMPENSATION

General

   The goals of the Company's executive compensation program are as follows:
(i) to attract and retain executives and to provide fair compensation to them taking into account the responsibilities undertaken by them; (ii) to motivate the Company's executives to achieve the Company's business strategy; and (iii) to align the interests of the Company's executives and stockholders through the granting of options under the Stock Option Plan. The principal components of the Company's executive officer compensation program are base salary, annual cash bonuses and stock options. The Stock Option Plan is administered by the Stock Option Committee, as described under the heading "Stock Option Plan" below. Certain of the Company's executive officers also receive additional forms of compensation as described in the Summary Compensation Table and footnote (c) thereto and under the heading "Executive Compensation-- Pension Plans."

   For 1999, the Compensation Committee made recommendations to the Board of Directors of the Company for its approval with respect to the compensation of executive officers of the Company, other than those executive officers compensated by S&H, and of executive officers of the Company's subsidiaries who are Named Executive Officers, and the Board of Directors of the Company approved such recommendations. The compensation of executive officers of the Company's subsidiaries who are not Named Executive Officers is determined by the Board of Directors of Containers or Plastics, as the case may be.

Compensation of Co-Chief Executive Officers and Certain Other Executive
Officers

   Messrs. Silver, Horrigan and Rankin receive no direct compensation from the Company or its subsidiaries. Such persons are compensated by S&H, which is paid by the Company for management services provided by it to the Company pursuant to the Management Agreements. The amounts paid by the Company to S&H under the Management Agreements are based upon certain fixed financial formulas related to the Company's operating results. The term of the Management Agreements currently continues through June 30, 2001, and the Management Agreements will be automatically renewed for successive one-year terms unless either party gives written notice at least 180 days prior to the end of the then current term of its election not to renew. Beginning in 2000, the Compensation Committee of the Board of Directors of the Company (other than any member who is receiving or is entitled to receive, or is affiliated with an entity that is receiving or entitled to receive, any payment from the Company or S&H under or in connection with the Management Agreement), will determine on behalf of the Company and its subsidiaries whether to give such written notice not to renew such term. See "Certain Relationships and Related Transactions--Management Agreements."

Base Salary

   Base salaries for the Company's executive officers (other than for those compensated by S&H) are determined, in part, through general geographic market conditions and comparisons with companies in the packaging industry and other companies with which the Company competes for personnel. Additionally, other factors are considered such as individual experience and performance and the overall performance of the Company. Each executive's base salary is reviewed on an annual basis and may be adjusted, consistent with the terms of any applicable employment agreement, based on (i) the individual's contribution to the Company over the preceding year; (ii) a change in the individual's responsibilities over the preceding year; (iii) any change in median competitive pay levels; or (iv) a general increase in the cost of living.

Annual Cash Bonuses

   If the Company or any of the Company's three business units, as the case may be, achieves certain assigned financial targets for earnings before depreciation, interest, taxes and amortization ("EBDITA"), annual cash bonuses are paid to the executive officers of the Company or such business unit, as the case may be. The EBDITA target levels of each of the Company and its business units for a given year are established at the beginning of such year as part of the operating budgets of the Company and its subsidiaries, which operating budgets are approved by the boards of directors of the Company and its subsidiaries. The amount of the bonus of each such executive officer is determined by a formula which calculates such bonus based on the percentage that the actual applicable EBDITA amount represents of the applicable EBDITA target level. In addition, in the case of certain officers of Containers, a portion of their annual cash bonuses for 1999 was payable to them if such officers met certain organizational goals as established by the board of directors of such company at the beginning of the year. For 2000, a portion of the annual cash bonuses for officers of the Company's subsidiaries will be payable to them if the business unit of the Company for which they work meets certain organizational goals as established by the board of directors of the applicable subsidiary of the Company at the beginning of the year, such as cost management and working capital management goals. Annual cash bonuses are paid in the beginning of the year following the year in which they are earned.

Tax Deductibility

   Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an individual who is the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer) employed by such corporation (or a member of its affiliated group) on the last day of such taxable year, but does allow a deduction for "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company believes its current compensation programs meet the requirements to qualify for compensation to be deductible for federal income tax purposes. In the future, it is the Company's intent to modify, when necessary, compensation plans for the Company's executive officers so that the Company's federal tax deduction is maximized. Because the Company believes that the use of prudent judgment in determining pay levels is in the best interests of the Company and its stockholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

                                   By the Compensation Committee of the Board of Directors:

                                   D. Greg Horrigan
                                   Leigh J. Abramson
                                   Jeffrey C. Crowe

Stock Option Plan

   The Stock Option Committee of the Board of Directors administers the Stock Option Plan and has the power to, among other things, choose participants and fix the type of grant and all the terms and conditions thereof, including the number of shares of Common Stock covered by a grant and the exercise price, in accordance with the provisions of the Stock Option Plan. The Stock Option Plan forms the basis of the Company's long-term incentive compensation plan. The Stock Option Committee believes that placing a portion of compensation in the form of stock options achieves certain objectives: it aligns the interest of the Company's executive officers and key employees directly with those of the Company's stockholders; it gives executive officers and key employees a significant long-term interest in the Company's success; and it helps the Company retain executive officers and key employees. In determining to whom options shall be granted and the number and terms of options to grant to an executive officer or key employee, the Stock Option Committee primarily considers past performance and the prospective value of the options to be granted as a performance incentive. The Stock Option Committee granted options to seven executive officers and key employees of the Company and its subsidiaries under the Stock Option Plan in 1999 with respect to 115,000 underlying shares of Common Stock, although none of such options were granted to any of the executive officers listed in the Summary Compensation Table.

                                   By the Stock Option Committee of the Board of Directors:

                                   R. Philip Silver
                                   D. Greg Horrigan
                                   Leigh J. Abramson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Since December 16, 1999, the Compensation Committee of the Board of Directors of the Company has consisted of Messrs. Horrigan, Abramson and Crowe. Prior to December 16, 1999, the Compensation Committee of the Company's Board of Directors consisted of Messrs. Horrigan, Begel and Crowe. Mr. Horrigan is the President and Co-Chief Executive Officer of the Company. During 1999, Mr. Silver served as Chairman and Co-Chief Executive Officer of the Company and as a member of the Board of Directors of Johnstown America Industries, Inc. During such period, Mr. Begel served as a Director of the Company, as a member of the Compensation Committee of the Company's Board of Directors and as Chairman, President and Chief Executive Officer of Johnstown America Industries, Inc.

   Other than as described above, during 1999 no executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company's Board of Directors, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company. See "Certain Relationships and Related Transactions."

                              COMPANY PERFORMANCE

   The graph below compares the Company's Common Stock performance from the IPO price with the performance of the Dow Jones Containers & Packaging Index and the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), by valuing the changes in common stock prices from February 13, 1997 through December 31, 1999 plus reinvested dividends. The companies included in the Dow Jones Containers & Packaging Index are: Ball Corporation; Bemis Company, Inc.; Crown Cork & Seal Company, Inc.; Owens-Illinois, Inc.; Pactiv Corporation; Sealed Air Corp.; Smurfit Stone Container Corporation; Sonoco Products Company; and Temple-Inland, Inc. The graph below assumes in each case an initial investment of $100.00 on February 13, 1997 plus reinvestment of dividends, with the investment in the Dow Jones Containers & Packaging Index weighted on the basis of market capitalization at February 13, 1997.

       Comparison Of Cumulative Total Return Among Silgan Holdings Inc.,
            Dow Jones Containers & Packaging Index and S&P 500 Index


                           [The graph appears here]


           EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPH


                      February 13,    December 31,    December 31,  December 31,
                         1997             1997            1998          1999
                      -----------     -----------     -----------   -----------

Silgan Holdings Inc..     100              163             139           67
Dow Jones Containers
  & Packaging Index..     100              107              95           90
S&P Index............     100              126             161          195

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership by (i) each current director and each Named Executive Officer of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of the Common Stock and
(iii) by all executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.

                                   Number of Shares of Percentage Ownership of
                                   Common Stock Owned      Common Stock(1)
                                   ------------------- -----------------------
R. Philip Silver(2)(3)............      3,603,244               20.48%
D. Greg Horrigan(2)(3)............      3,603,244               20.48%
Leigh J. Abramson(4)..............         --                    --
Thomas M. Begel(5)................          2,100                 *
Jeffrey C. Crowe(6)...............          2,000                 *
Michael M. Janson(6)..............         --                    --
Harley Rankin, Jr.(7).............        168,458                 *
James D. Beam(8)..................        374,523                2.11%
Glenn A. Paulson(9)...............         31,200                 *
The Morgan Stanley Leveraged
 Equity Fund II, L.P.(3)(10)......      5,835,842               33.17%
Brookside Capital Partners Fund,
 L.P.(11).........................      1,135,150                6.45%
All officers and directors as a
 group(12)........................      8,162,480               44.98%

--------
(1)  An asterisk denotes beneficial ownership of 1% or less of the Common
     Stock.

(2) Director of the Company, Containers and Plastics. Messrs. Silver and Horrigan currently intend to vote their shares as a block. Each of Mr. Silver and Mr. Horrigan has sole investment power over 3,449,045.7 shares of Common Stock. As the sole general partner of Silver Family Limited Partnership, Mr. Silver shares investment power with Silver Family Limited Partnership over the 154,198.3 shares of Common Stock owned by such partnership. As the sole general partner of Horrigan Family Limited Partnership, Mr. Horrigan shares investment power with Horrigan Family Limited Partnership over the 154,198.3 shares of Common Stock owned by such partnership. In addition to the shares included in the above table, Messrs. Silver and Horrigan share voting and investment power with S&H over one share of Common Stock owned by S&H. The address for each of Messrs. Silver and Horrigan is 4 Landmark Square, Stamford, Connecticut 06901.

(3) Pursuant to the Principals Stockholders Agreement, MSLEF II, Messrs. Silver and Horrigan, Silver Family Limited Partnership and Horrigan Family Limited Partnership share voting power with respect to (i) 5,835,842 shares of Common Stock owned by MSLEF II; (ii) 3,449,045.7 shares of Common Stock owned by Mr. Silver; (iii) 3,449,045.7 shares of Common Stock owned by Mr. Horrigan; (iv) 154,198.3 shares of Common Stock owned by Silver Family Limited Partnership; and (v) 154,198.3 shares of Common Stock owned by Horrigan Family Limited Partnership. In the aggregate, each of MSLEF II, Messrs. Silver and Horrigan, Silver Family Limited Partnership and Horrigan Family Limited Partnership share voting power with respect to 13,042,330 shares of Common Stock. See "Certain Relationships and Related Transactions--Stockholders Agreements." As discussed in footnote 10 below, MSLEF II, Inc. and Morgan Stanley Dean Witter & Co. may be deemed to share voting power with respect to any shares of Common Stock over which MSLEF II has voting power.

(4)  Director of the Company, Containers and Plastics.

(5) Director of the Company. Includes 100 shares of Common Stock held of record by Mr. Begel's son.

(6)  Director of the Company.

(7) Includes 84,389 shares of Common Stock owned by Mr. Rankin and 62,786 shares of Common Stock that may be acquired by Mr. Rankin through the exercise of vested stock options granted pursuant to the Stock Option Plan. In addition, as the sole general partner of Rankin Limited Partnership, Mr. Rankin shares investment power with Rankin Limited Partnership over 21,283 shares of Common Stock owned by such partnership.

(8) Includes 177,219 shares of Common Stock owned by Mr. Beam and 197,304 shares of Common Stock that may be acquired by Mr. Beam through the exercise of vested stock options granted pursuant to the Stock Option Plan.

(9) Includes 1,200 shares of Common Stock owned by Mr. Paulson and 30,000 shares of Common Stock that may be acquired by Mr. Paulson through the exercise of vested stock options granted pursuant to the Stock Option Plan.

(10) MSLEF II has sole investment power over 5,835,842 shares of Common Stock held of record by it. By virtue of their affiliate relationships with MSLEF II, MSLEF II, Inc., the general partner of MSLEF II, and Morgan Stanley Dean Witter & Co., the parent company of MSLEF II, Inc., may be deemed to have shared voting and investment power with respect to any shares of Common Stock over which MSLEF II has voting and investment power. The address for each of The Morgan Stanley Leveraged Equity Fund II, L.P. and Morgan Stanley Leveraged Equity Fund II, Inc. is 1221 Avenue of the Americas, New York, New York 10020. The address for Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

(11) Information is based solely upon the Company's review of Amendment No. 2 to Schedule 13G filed by Brookside Capital Partners Fund, L.P. with the Securities and Exchange Commission (the "SEC") on or about February 14, 2000. The address for Brookside Capital Partners Fund, L.P. as reported in its Amendment No. 2 to Schedule 13G is Two Copley Place, Boston, Massachusetts 02116.

(12) Includes 555,369 shares of Common Stock that may be acquired through the exercise of (i) vested stock options granted pursuant to the Stock Option Plan and (ii) stock options granted pursuant to the Stock Option Plan that will vest within 60 days after the Record Date.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Upon recommendation of the Audit Committee, the Board of Directors of the Company appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. The Board of Directors of the Company is requesting ratification of such appointment by the stockholders.

   A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and ten percent stockholders are also required to furnish the Company with copies of all such filed reports.

   Based solely upon a review of the copies of such reports furnished to the Company and/or representations that no reports were required, the Company believes that all of its directors, executive officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 1999.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement for the Company's annual meeting of stockholders in 2001 must be received by the Company at its principal executive offices not later than December 23, 2000. In accordance with the Exchange Act and the rules and regulations promulgated thereunder, proxies solicited by the Board of Directors of the Company will confer discretionary voting authority with respect to any proposal raised at the Company's annual meeting of stockholders in 2001 as to which the proponent has not notified the Company by March 7, 2001. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors and management of the Company have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to herein. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

                                          By Order of the Board of Directors,

                                          /s/ Frank W. Hogan, III

                                          Frank W. Hogan, III
                                          Secretary

Stamford, Connecticut
April 21, 2000

                                 FORM OF PROXY
                            ------------------------

                              SILGAN HOLDINGS INC.
                               4 Landmark Square
                               Stamford, CT 06901

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints R. Philip Silver and D. Greg Horrigan as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of Silgan Holdings Inc. (the "Company") held of record by the undersigned on April 7, 2000 at an Annual Meeting of Stockholders of the Company to be held on May 23, 2000 or any adjournment or postponement thereof.

    When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

(Continued and to be dated and signed on the reverse side.)

1.  ELECTION OF DIRECTORS

FOR all nominees  [_]                      WITHHOLD AUTHORITY to vote  [_]                  *EXCEPTIONS  [_]
listed below                               for all nominees listed below

Nominees (each to serve until the Company's Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified):

                      Thomas M. Begel and Jeffrey C. Crowe

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions

--------------------------------------------------------------------------------

2. To ratify the appointment of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2000.

FOR [_]                                            AGAINST [_]                             ABSTAIN [_]

3. To consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

                            Change of Address Mark Here [_]

                            When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

                            Date:                                  , 2000
                                 ---------------------------------

                            ---------------------------------------------------
                            Name (please print)

                            ---------------------------------------------------
                            Name of Corporation (if applicable)

                            ---------------------------------------------------
                            Signature

                            Votes must be indicated (x) in Black or Blue ink.

Please mark, sign, date and return this proxy to the Company.